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                                                                   EXHIBIT 10.15

                     COMPUTER NETWORK TECHNOLOGY CORPORATION
                              2002 STOCK AWARD PLAN
                        INCENTIVE STOCK OPTION AGREEMENT

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Name: [Name]
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No. of Shares Covered: [Shares]              Date of Grant: [Date_of_Grant]
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Exercise Price Per Share: [Price]            Expiration Date: [Expiration_Date_]
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Exercise Schedule (Cumulative):

                                                      No. of Shares
 Initial Date of                                   As to Which Option
 Exercisability                                    Becomes Exercisable

   [Date_1_]                                           [Vest_1]
   [Date_2_]                                           [Vest_2_]
   [Date_3_]                                           [Vest_3_]
   [Date_4]                                            [Vest_4]

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                  This is an INCENTIVE STOCK OPTION AGREEMENT between Computer
Network Technology Corporation, a Minnesota corporation ("CNT"), and the employee of CNT or an Affiliate of CNT listed above (the "Employee").

                  WHEREAS, CNT desires to carry out the purposes of its 2002 Stock Award Plan (the "Plan") by affording Employee an opportunity to purchase shares of Common Stock of CNT, par value $.01 per share (the "Common Shares"), in accordance with the terms set forth in this Agreement.

                  NOW, THEREFORE, CNT and Employee agree as follows:

                  1. GRANT OF OPTION. Subject to the terms of the Plan and this Agreement, CNT hereby grants to Employee the right and option (the "Option") to purchase the number of Common Shares specified at the beginning of this Agreement. The Option is intended to be an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

                  2. PURCHASE PRICE. The purchase price of each of the Common Shares subject to the Option shall be the Exercise Price Per Share specified at the beginning of this Agreement, which equals 100% of the Fair Market Value (as defined in the Plan) per Common Share on the Date of Grant.

                  3. OPTION EXERCISE PERIOD. (a) Subject to the provisions of Sections 5(a), 5(b), and 6, the Option shall become exercisable as to the number of shares and on the dates specified in the exercise schedule at the beginning of this Agreement. The exercise schedule shall be cumulative, which means that to the extent the Option has not already been exercised and has not expired, terminated, or been cancelled, Employee may at any time and from time to time purchase all or any portion of the Common Shares then purchasable under the exercise schedule.

                  (b) The Option and all rights to purchase shares thereunder shall cease on the earliest of: (i) The Expiration Date specified at the beginning of this Agreement (which date is not more than 10 years after the date of this Agreement); (ii) The expiration of the period after Employee's termination of employment within which the Option is exercisable as specified in
Section 5(a) or 5(b), whichever is applicable; or (iii) The date, if any, fixed for cancellation under Section 10(b).


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                  (c) Notwithstanding any other provision of this Agreement, no one may exercise the Option, in whole or in part, after its Expiration Date.

                  4. MANNER OF EXERCISING OPTION. (a) Subject to the terms and conditions of this Agreement, the Option may be exercised by delivering or mailing written notice of exercise to CNT at its principal executive office, marked for the attention of the Human Resources Department. The notice shall state the election to exercise the Option, the number of Common Shares for which it is being exercised, and be signed by the person exercising the Option. If the person exercising the Option is not Employee, he or she shall enclose with the notice appropriate proof of his or her right to exercise the Option. The date of exercise of the Option shall be the date that the written notice of exercise with appropriate payment under the following subsection (b) is actually received by the Human Resources Department of CNT.

                  (b) Notice of exercise of the Option shall be accompanied by either: (i) payment (by certified or cashier's check payable to the order of CNT) of the purchase price of the Common Shares being purchased; or (ii) if so permitted by the Stock Plans Committee of the Board of Directors of CNT (the "Committee"), certificates for unencumbered Common Shares having an aggregate Fair Market Value (as defined in the Plan) on the date of exercise equal to the purchase price of the Common Shares to be purchased; or (iii) if so permitted by the Committee, a combination of cash and such unencumbered Common Shares or (iv) if so permitted by the Committee, appropriate documentation evidencing the sale of the Common Shares acquired upon exercise of the Option and the use of the proceeds from such sale as payment of the Purchase Price for such Shares. The purchaser shall endorse all certificates delivered to CNT under the foregoing subsections (b)(ii) or (iii) in blank and represent and warrant in writing that he or she is the owner of the shares so delivered free and clear of all liens, security interests, and other restrictions or encumbrances.

                  (c) As soon as practicable after receipt of the purchase price provided for above (and any payment required under Section 12), CNT shall deliver to the person exercising the Option, in the name of Employee (or his or her estate or heirs, as the case may be) a certificate or certificates representing the Common Shares being purchased. CNT shall pay all original issue or transfer taxes, if any, with respect to the issue of the Common Shares to the person exercising the Option and all fees and expenses necessarily incurred by CNT in connection with the exercise of the Option. All Common Shares issued upon exercise of the Option shall be fully paid and nonassessable. Notwithstanding anything in this Agreement to the contrary, CNT shall not be required, upon exercise of the Option or any part thereof, to issue or deliver any Common Shares unless such issuance has been registered under federal and applicable state securities laws or an exemption therefrom is available.

                  5. EXERCISABILITY OF OPTION AFTER TERMINATION OF EMPLOYMENT.
(a) During the lifetime of Employee, the Option may be exercised only while Employee is an employee of CNT or an Affiliate and only if Employee has been continuously so employed since the date of this Agreement, except that:

                  (i) If Employee has been continuously employed by CNT (or an Affiliate) for at least 12 full calendar months following the date of this Agreement, Employee may exercise the Option within 90 days after termination of Employee's employment, but only to the extent that the Option was exercisable immediately prior to Employee's termination of employment;

                  (ii) If Employee is disabled (within the meaning of Section 22(e)(3) of the Code) while employed by CNT, Employee (or his or her legal representative) may exercise the Option within one year after the termination of Employee's employment; and

                  (iii) If Employee retires, Employee (or his or her legal representative) may exercise the Option within three years after the retirement. For purposes of this Agreement, an Employee shall be treated as having retired if the Employee terminates employment with CNT and all Affiliates on or after attaining age 55 and after having completed at least five years of continuous service since Employee's most recent date of hire with CNT and all Affiliates, as shown on the payroll system of CNT and its Affiliates. However, Employee will not be treated as having retired if Employee is (or could have been) terminated for cause as determined by the Committee, considering as cause misconduct that would disqualify Employee from collecting reemployment (unemployment) compensation benefits under the laws of the state of Minnesota. If Employee exercises the Option more than three months after the Employee's termination of employment, then the Option will not be considered an "incentive stock option" within the meaning of the Code.


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                  (b) In the event of Employee's death while employed by CNT or an Affiliate, or within 90 days after his or her termination of employment, the person designated by Employee as his or her beneficiary under this Agreement on a form prescribed by and filed with the Committee, the legal representative of Employee's estate, or the person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option within one year after the death of Employee.

                  (c) Neither the transfer of Employee between CNT and any Affiliate, nor a leave of absence granted to Employee and approved by the Committee shall be deemed a termination of employment.

                  (d) In no event may an Option be exercised after its Expiration Date.

                  6. ACCELERATION OF OPTION ON DISABILITY OR DEATH. If Section 5(a)(ii) or 5(b) of this Agreement is applicable, the Option, whether or not previously exercisable, shall become immediately exercisable in full.

                  7. LIMITATION ON TRANSFER. During the lifetime of Employee, only Employee or his or her guardian or legal representative may exercise the Option. Employee may not assign or transfer the Option otherwise than by will, the laws of descent and distribution, or under Section 18 of the Plan, and the Option shall not be subject to pledge, attachment, or similar process. Any attempt to assign, transfer, pledge, or otherwise dispose of the Option contrary to the provisions of this Agreement, and the levy of any attachment or similar process upon the Option, shall be null and void.

                  8. NO SHAREHOLDER RIGHTS BEFORE EXERCISE. Employee shall have none of the rights of a shareholder of CNT with respect to any share subject to the Option until the share is actually issued to him or her upon exercise of the Option.

                  9. OTHER BENEFIT AND COMPENSATION PROGRAMS. Payments and other benefits received by Employee under this Agreement shall not be deemed a part of Employee's regular, recurring compensation for purposes of the termination, indemnity, or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract, or similar arrangement provided by CNT (or an Affiliate of CNT) unless expressly so provided by such other plan, contract, or arrangement, or unless the Committee determines that the Option, or a portion thereof, should be included to accurately recognize that the Option has been made in lieu of a portion of competitive cash compensation, if such is the case.

                  10. CHANGES IN CAPITALIZATION; FUNDAMENTAL CHANGE. (a) The Committee may in its sole discretion make appropriate adjustments in the number and types of shares subject to the Option and in the Purchase Price Per Share to give effect to any adjustments made in the number or types of shares of CNT through a dissolution or liquidation of CNT, a sale of substantially all of the assets of CNT, a merger or consolidation of CNT with or into any other corporation (regardless of whether CNT is the surviving corporation), a statutory share exchange involving capital stock of CNT (each of the foregoing, a "Fundamental Change"), a recapitalization, a reclassification, a stock dividend, a stock split, a stock combination, or other relevant change. The Committee may also take such action with respect to the Option as it deems appropriate, in its sole discretion, in the event of the divestiture, spin-off, or transfer of an Affiliate or a line of business of CNT that affects Employee.

                  (b) In the event of a proposed Fundamental Change: (i) involving a merger, consolidation, or statutory share exchange, unless appropriate provision is made for the protection of the Option by the substitution of options in appropriate voting common stock of the corporation surviving any such merger or consolidation or, if appropriate, the parent corporation of CNT or such surviving corporation, to be issuable upon the exercise of options in lieu of the Option and Common Shares, or (ii) involving the dissolution or liquidation of CNT, the Committee shall provide written notice to Employee at least 20 days prior to the occurrence of the Fundamental Change that the Option, whether or not then exercisable, shall be cancelled at the time of, or immediately prior to the occurrence of, the Fundamental Change in exchange for payment to Employee (or the person then entitled to exercise the Option), within 10 days after the Fundamental Change, of cash equal to the amount, if any, for each Common Share covered by the cancelled Option, by which the Fair Market Value, as defined in this Section 10(b), per Common Share exceeds the exercise price per Common Share of the Option. At the time of the notice provided for in the preceding sentence, the Option shall immediately become exercisable in full and Employee (or the person then entitled to exercise the Option) shall have the right, during the period preceding the time of


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cancellation of the Option, to exercise the Option as to all or any part of the
Common Shares covered by the Option. In the event of a declaration under this
Section 10(b), if the Option shall not have been exercised prior to the Fundamental Change, it shall be cancelled at the time of, or immediately prior to, the Fundamental Change, as provided in the notice. Notwithstanding the foregoing, Employee shall not be entitled to the payment provided for in this
Section 10(b) if the Option shall have expired. For purposes of this Section 10(b) only, "Fair Market Value" per Common Share means the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per Common Share by the shareholders of CNT upon the occurrence of the Fundamental Change, notwithstanding anything to the contrary in the Plan or this Agreement.

                  11. DISQUALIFYING TRANSFERS OF SHARES. Employee acknowledges that if any stock received upon the exercise of any portion of the Option is sold within two years from the effective date of the grant of the Option or within one year from the effective date of exercise of the Option, or if certain other requirements of the Code are not satisfied, such stock will be deemed under the Code not to have been acquired by Employee pursuant to an "incentive stock option" and that CNT shall not be liable to the Employee in the event the Option for any reason is deemed not to be an incentive stock option within the meaning of the Code.

                  12. TAX WITHHOLDING. CNT or an Affiliate may be obligated or permitted to withhold or pay federal, state, and local income taxes, social security taxes, national insurance contributions, or other taxes upon Employee's exercise of the Option. If CNT or an Affiliate is required or permitted to withhold or pay such taxes, Employee will promptly pay in cash upon demand to CNT or the Affiliate, such amounts as shall be necessary to satisfy or fund CNT or the Affiliate; provided, however, that in lieu of all or any part of such a cash payment, the Committee may, but shall not be required to, permit Employee to elect to cover all or any part of the withholdings or payments, and to cover any additional withholdings or payments up to the amount needed to cover Employee's full federal, state, and local tax with respect to income arising from the exercise of the Option, through a reduction of the number of Common Shares delivered upon exercise or through a subsequent return to CNT of shares delivered upon exercise, in each case valued in the same manner as used in computing the taxes under the applicable laws. Further, such elections may be subject to the limitations of the Exchange Act. The Company or the Affiliate may deduct such withholdings or an amount sufficient to cover such payments from subsequent earnings payable to Employee. To the extent that the Company or the Affiliate cannot (or does not) make the deductions, Employee or person receiving the Common Shares shall enter into such other arrangements for the individual to reimburse the Company or the Affiliate for the amount of the tax liability as the Company shall require, and the Company may make the individual's agreement to such arrangements a condition of the exercise of any Option or the receipt of any Common Shares or Award under the Plan.

                  13. INTERPRETATION OF THIS AGREEMENT. All decisions and interpretations made by the Committee with regard to any question arising under this Agreement or the Plan shall be binding and conclusive upon CNT and Employee. In the event that there is any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern.

                  14. NO RIGHT TO EMPLOYMENT. This Agreement shall not give Employee a right to continued employment with CNT or any Affiliate, and CNT or any Affiliate employing Employee may terminate his or her employment and otherwise deal with Employee without regard to the effect it may have upon him or her under this Agreement.

                  15. GENERAL. CNT shall at all times during the term of this Option reserve and keep available such number of Common Shares as will be sufficient to satisfy the requirements of this Option Agreement. A copy of the Plan is available to Employee from CNT upon request. Unless the context otherwise dictates, capitalized terms that are not defined in this Agreement have the meaning set forth in the Plan from time to time. This Agreement shall be binding in all respects on Employee's heirs, representatives, successors and assigns. This Agreement is entered into under the laws of the State of Minnesota and shall be construed and interpreted thereunder.

                  IN WITNESS WHEREOF, Employee and CNT have executed this Agreement and it is effective as of the Date of Grant of the Option.


                                Employee

                                COMPUTER NETWORK TECHNOLOGY CORPORATION

                                By:  ___________________________________________
                                     Its:  Director of Compensation and Benefits